                                                                       NATIONSBANK CORPORATION
                                                                RATIO OF EARNINGS TO FIXED CHARGES


                                                                                              Year Ended
                                                                                              December 31,
                                                                     ----------------------------------------------------------
                                           6 Months      3 Months
                                             Ended         Ended
                                        June 30, 1994 March 31, 1994    1993        1992        1991        1990        1989
                                        ------------- -------------- ----------  ----------  ----------  ----------  ----------
                                                                                   (Dollars in Thousands)
Excluding Interest on Deposits

Income before taxes                        $1,314,415    $  657,653  $1,991,103  $1,396,213  $  108,524  $  625,467  $1,287,306

Equity in undistributed earnings
  of unconsolidated subsidiaries                 (495)         (219)     (1,998)     (1,426)     (1,114)       (668)       (471)

Fixed charges:
     Interest expense (including
       capitalized interest)                1,239,611       590,395   1,420,800     915,880   1,290,755   1,851,513   1,691,394
     Amortization of debt discount and
       appropriate issuance costs               5,842         2,481       6,377       3,000       2,093       2,872       2,863
     1/3 of net rent expense                   54,618        27,703      95,786      90,667      81,909      66,195      60,341

Total fixed charges                         1,300,071       620,579   1,522,963   1,009,547   1,374,757   1,920,580   1,754,598
                                           ----------    ----------  ----------  ----------  ----------  ----------  ----------
Earnings (excluding capitalized interest)  $2,613,991    $1,278,013  $3,512,068  $2,398,329  $1,470,621  $2,533,093  $3,033,954
                                           ==========    ==========  ==========  ==========  ==========  ==========  ==========
 Fixed charges                             $1,300,071    $  620,579  $1,522,963  $1,009,547  $1,374,757  $1,920,580  $1,754,598
                                           ==========    ==========  ==========  ==========  ==========  ==========  ==========

Ratio of Earnings to Fixed Charges               2.01          2.06        2.31        2.38        1.07        1.32        1.73





Including Interest on Deposits

Income before taxes                        $1,314,415    $  657,653  $1,991,103  $1,396,213  $  108,524  $  625,467  $1,287,306

Equity in undistributed earnings
  of unconsolidated subsidiaries                 (495)         (219)     (1,998)     (1,426)     (1,114)       (668)       (471)

Fixed charges:
     Interest expense (including
       capitalized interest)                2,304,583     1,109,728   3,570,079   3,687,650   5,611,057   6,683,262   6,286,088
     Amortization of debt discount and
       appropriate issuance costs               5,842         2,481       6,377       3,000       2,093       2,872       2,863
     1/3 of net rent expense                   54,618        27,703      95,786      90,667      81,909      66,195      60,341
                                           ----------    ----------  ----------  ----------  ----------  ----------  ----------
Total fixed charges                         2,365,043     1,139,912   3,672,242   3,781,317   5,695,059   6,752,329   6,349,292

Earnings (excluding capitalized interest)  $3,678,963    $1,797,346  $5,661,347  $5,170,099  $5,790,923  $7,364,842  $7,628,648
                                           ==========    ==========  ==========  ==========  ==========  ==========  ==========

Fixed charges                              $2,365,043    $1,139,912  $3,672,242  $3,781,317  $5,695,059  $6,752,329  $6,349,292
                                           ==========    ==========  ==========  ==========  ==========  ==========  ==========


Ratio of Earnings to Fixed Charges               1.56          1.58        1.54        1.37        1.02        1.09        1.20


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